[HASKELL  &  WHITE  LLP  LETTERHEAD]



March 24,  2000


Securities  and  Exchange  Commission
450  West  Fifth  Street,  N.W.
Washington,  DC  20549

Gentlemen:

We have read Item 4 of WAMEX Holdings, Inc.'s Form 8-K dated March 24, 2000, and are in agreement with the statements contained in the paragraph therein regarding our termination as auditors of Conchology, Inc.


                                                  /s/  Haskell  & White  LLP

                                                   HASKELL & WHITE LLP